UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 16, 2007 (April 10, 2007)

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9
6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

Express Systems Corporation
114 W. Magnolia Street, Suite 446
Bellingham WA 98225
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

INFORMATION TO BE INCLUDED IN THE REPORT

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K (“Current Report”) contains certain statements that are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Certain, but not necessarily all, of such statements can be identified by the use of forward-looking words, such as “believes”, “expects”, ”may”, “will”, “would”, “estimate” or “anticipates” or the negative thereof or similar words. All forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

•	Our lack of profitability, our going concern and the need for additional capital to operate our business;

•	Other risks and uncertainties and those detailed from time to time in our filings with the Securities and Exchange Commission (“Commission”).

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock”. Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2007, Manas Petroleum Corporation (the “Company” or “Manas”) entered into: (i) an Employment and Non-Competition Agreement with Dr. Alexander Becker pursuant to which Dr. Becker agreed to serve as the Company’s Chief Executive Officer and member of the Board of Directors of the Company (the “Board”); (ii) an Employment and Non-Competition Agreement with Heinz J. Scholz, pursuant to which Mr. Scholz agreed to Serve as the Chairman of the Board; (iii) an Employment and Non-Competition Agreement with Peter-Mark Vogel, pursuant to which Mr. Vogel agreed to serve as the Company’s Chief Financial Officer and member of the Board; and (iv) an Employment and Non-Competition Agreement with Yaroslav Bandurak, pursuant to which Mr. Bandurak agreed to serve as the Company’s Chief Technical Officer (individually, the “Employment Agreement”; collectively, the “Employment Agreements”).

The Employment Agreements, which become effective as of April 10, 2007, supersede any previous employment agreements by and between DWM Petroleum AG (“DWM”) and Messrs. Becker, Scholz, Vogel and Bandurak (individually, the “Employee; collectively, the “Employees”), respectively. Copies of the Employment Agreements are filed with this report as Exhibits 10.5, 10.6, 10.7 and 10.8. The summary of the Employment Agreements provided herein is qualified in its entirety by reference to the text of the Employment Agreements, which is incorporated herein by reference.

Term

Each of the Employment Agreements has an initial term that is open-ended beginning on April 10, 2007.

Compensation

In consideration for the services that Mr. Becker will render pursuant to Mr. Becker’s Employment Agreement, Mr. Becker is entitled to receive: (i) an annual base salary of $336,000; (ii) stock options to purchase 1,750,000 shares of Manas common stock pursuant to the Manas 2007 Stock Option Plan (“Stock Option Plan”); (iii) an annual cash bonus pursuant to a bonus plan to be adopted by the Board within 60 days following the Effective Date; (iv) a non-accountable automobile and monthly parking allowance of $20,000 per year; (v) reimbursement for all business expenses; and (vi) five weeks paid vacation per year.

In consideration for the services that Mr. Scholz will render pursuant to Mr. Scholz’s Employment Agreement, Mr. Scholz is entitled to receive: (i) an annual base salary of $348,000; (ii) stock options to purchase 1,750,000 shares of Manas common stock pursuant to the Stock Option Plan; (iii) an annual cash bonus pursuant to a bonus plan to be adopted by the Board within 60 days following the Effective Date; (iv) a non-accountable automobile and monthly parking allowance of $20,000 per year; (v) reimbursement for all business expenses; and (vi) five weeks paid vacation per year.

In consideration for the services that Mr. Vogel will render pursuant to Mr. Vogel’s Employment Agreement, Mr. Vogel is entitled to receive: (i) an annual base salary of $336,000; (ii) stock options to purchase 1,750,000 shares of Manas common stock pursuant to the Stock Option Plan; (iii) an annual cash bonus pursuant to a bonus plan to be adopted by the Board within 60 days following the Effective Date; (iv) a non-accountable automobile and monthly parking allowance of $20,000 per year; (v) reimbursement for all business expenses; and (vi) five weeks paid vacation per year.

In consideration for the services that Mr. Bandurak will render pursuant to Mr. Bandurak’s Employment Agreement, Mr. Bandurak is entitled to receive: (i) an annual base salary of $63,000; (ii) stock options to purchase 1,500,000 shares of Manas common stock pursuant to the Stock Option Plan; (iii) an annual cash bonus pursuant to a bonus plan to be adopted by the Board within 60 days following the Effective Date; (iv) a non-accountable automobile and monthly parking allowance of $12,000 per year; (v) reimbursement for all business expenses; and (vi) five weeks paid vacation per year.

Termination of Employment or Leave of Absence

An Employee may be terminated by the Company or compelled to take a leave of absence without pay if the Employee: (i) violates any material covenant or agreement regarding confidentiality; (ii) is convicted of a felony or a crime involving moral depravity or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its subsidiaries, customers or suppliers; (iii) substantially and repeatedly fails to perform the duties of the office held by the Employee which continues after written warnings to correct such deficiency; (iv) commits acts of willful misconduct. The length of such unpaid leave of absence is to be determined by the Company in the Company’s sole discretion and shall not exceed fifteen (15) days.

Termination of Employment by the Company Without Cause or for Good Reason by the Relevant Employee

In the event that the employment of an Employee is terminated without cause or for good reason (articulated in section 4.1(f) of the Employment Agreements), such terminated Employee is entitled to receive the following payments and benefits: (i) within 30 days of termination, the Company is to pay Employee all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination of the Employee’s employment; (ii) within 30 days of termination, the Company is to pay the Employee a lump sum of an amount equal to one times the Employee’s annual guaranteed salary in effect on the date of termination and the prior year’s bonus as determined by the Board of Directors; (iii) provide to Employee, at the Company’s expense, for the first year after Employee’s termination, continued coverage under all benefit plans in which Employee participated immediately prior to Employee’s termination; and (iv) the immediate vesting of all options granted to Employee.

As defined in the Employment Agreement, an Employee may resign his employment with the Company and receive the above payments and benefits when he has one of the following good reasons: (i) the Company breaches any provision of the Employment Agreement, including, without limitation, the failure of the Company to pay any amount hereunder when the same shall be due and payable, (ii) the Company requires the Employee to move to a location outside of Switzerland; or (iii) the Employee experiences a material change in his duties, including, without limitation, a material diminution in Employee’s title, position, duties or responsibilities, or the assignment to Employee of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the positions specified in the Employment Agreement.

Termination of Employment Upon Death or Disability

In the event that the employment of an Employee is terminated due to his death, the Company shall, within 30 days of termination, pay to the Employee's estate or legal representative in complete settlement for relinquishment of his interest in the Employment Agreement, compensation and benefits payable to him through the end of the calendar month in which his death and the Agreement's termination occur, and shall reimburse Employee’s estate or legal representative for all expenses incurred before the Employee’s death.

In the event that the employment of the Employee is terminated due to his “permanent disability,” as defined in the Employment Agreement, the Company shall, within 30 days of termination, pay to the Employee in complete settlement for relinquishment of the Employee's interest in this Agreement, compensation and benefits payable to the Company through the end of the calendar month in which termination of this Agreement occurs, and reimburse Employee for all expenses incurred before the termination of Employee’s employment.

Change of Control Arrangements

In the event of a Change of Control of the Company, the Company shall (i) within 30 days of termination, pay Employee all compensation accrued through the effective date of Change of Control and reimburse Employee for all expenses incurred before the termination of Employee’s employment, (ii) within 30 days of termination, pay Employee in a lump sum an amount equal to one times Employee’s annual guaranteed salary in effect on the date of termination and (iii) provide to Employee, at the Company’s expense, for the first year after Employee’s termination, continued coverage under all benefit plans in which Employee participated immediately prior to Employee’s termination (or if the Company was paying Employee for obtaining such coverage on his own, the Company will pay Employee in a lump sum on termination, the amount required to continue such coverage for a period of one year), and Employee shall have no further right for any salary or other benefits except as otherwise required by law. In addition, upon termination of Employee’s employment pursuant to section 4(g) of the Employment Agreement, all options granted to Employee shall immediately vest and become exercisable.

Restrictions and Covenants

The Employees are subject to restrictions on disclosure of confidential information during the term of each respective Employment Agreement and shall survive the termination of each respective Employment Agreement for a period of ten years. In the event of a violation, breach or threatened breach of any of the respective covenants and agreements, the Company shall be excused from making any further payments to the Employee pursuant to any provision of the Employment Agreement until the Employee shall cease violating or breaching his respective covenants and shall have received reasonable assurances from the Employee that he will no longer engage in the same. In the event of an Employee’s breach of any of the covenants and agreements regarding confidentiality, the Employee may be terminated from employment with the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to a share exchange agreement dated November 23, 2006 by and among Manas Petroleum Corporation f/k/a Express Systems Corporation, a Nevada corporation (“Manas”) and DWM Petroleum AG, a Swiss corporation (“DWM”) and all of the stockholders of DWM, and after a 2:1 forward stock-split, DWM shareholders received 80,000,000 shares of Manas common stock which is equal to 79.9% of Manas’s outstanding common stock in exchange for 100% of the shares of DWM Petroleum AG (“Share Exchange”). Simultaneously with the closing of the Exchange Agreement, on April 10, 2007, the Company completed a private placement of 10,330,152 Units. Each “Unit” consists of 1 share of Company common stock, 50% warrant coverage for Series A warrants which are exercisable for one share of common stock at $2 per share for 2 years, and 50% warrant coverage for Series B warrants which are exercisable for one share of common stock at $4 per share for 3 years.

Manas shall have the obligation to issue 500,000 shares of its common stock over time to the former DWM shareholders for every 50 million barrels of P50 reserves net to Manas from exploration in Kyrgyzstan up to a maximum of 2.5 billion barrels of P50 oil reserves. At Manas’s option, this obligation may be extended to additional properties that are acquired through the actions of the former DWM shareholders.

Contemporaneously with the Share Exchange, Manas sold its wholly-owned subsidiary, Masterlist, Inc. to its sole employee for a nominal cash payment and 5 annual payments equal to 5% of the gross sales of Masterlist, Inc. over the term for 5 years.

A copy of the press release dated April 10, 2007 announcing the completion of the Share Exchange is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. Any references to “we”, “us”, “our” or the Company shall mean Manas and its wholly owned operating subsidiary, DWM.

Immediately prior to the effective time of the Share Exchange, Manas had outstanding 20,110,400 shares of its common stock. Pursuant to the Share Exchange, 1,000,000 shares of DWM common stock were exchanged for 80,000,000 shares of Manas common stock. As a result of the 80,000,000 shares of common stock issued to the former DWM shareholders, the issuance of 400,000 shares as finders’ fees each to Anderson Properties Incorporated and John Martin in connection with the Share Exchange and the sale of 10,330,152 Units, there are presently 111,240,552 shares of common stock outstanding of which the former Manas shareholders hold approximately 18.1%.

In accordance with the terms of the Share Exchange, our board of directors was reconstituted. Specifically, prior to the Share Exchange, our board of directors consisted of Messrs. Randle Barrington-Foote, Rick Brown and Steven A. Sanders. In connection with the Share Exchange, (i) Messrs. Heinz Scholz, Alexander Becker, Peter-Mark Vogel and Michael Velletta were appointed as directors, effective as of the closing of the Share Exchange, and (ii) the following individuals were appointed as officers of Manas: Heinz J. Scholz, Chairman of the Board; Alexander Becker, Chief Executive Officer; Peter-Mark Vogel, Chief Financial Officer and Secretary; and Yaroslav Bandurak, Chief Technology Officer, each of whom was an existing officer of DWM, effective as of the closing of the Share Exchange. More complete biographical information concerning each of our new officers and directors is set forth in Item 5.02 of the Current Report on Form 8-K under the heading “Management.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock trades on the OTC-Bulletin Board under the symbol “MNAP”.

As of April 10, 2007, we had an aggregate of approximately 206 shareholders of record as reported by our transfer agent, Island Stock Transfer. Certain shares are held in the “street” names of securities broker dealers and we do not know the number of shareholders which may be represented by such securities broker dealer accounts.

Dividend Policy

The payment by the Company of dividends, if any, in the future, rests within the sole discretion of its Board of Directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. The Company has not declared any cash dividends since its inception, and has no present intention of paying any cash dividends on its Common Stock in the foreseeable future.

Transfer Agent

     The transfer agent for the Common Stock of the Company is Island Stock Transfer of 100 First Avenue South Suite 287 St. Petersburg, Florida 33701

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Share Exchange described under Item 2.01 of the Current Report on Form 8-K, we issued an aggregate of 80,000,000 shares of Manas common stock to the former shareholders DWM. DWM common stock issued in the Share Exchange was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 903 of Regulation S under the Securities Act (“Regulation S”). At the time of purchase, each DWM shareholder represented that such shareholder: (i) was outside the U.S. and was a not a U.S person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S; (ii) will abide by the restrictions on resale pursuant to Rule 904 of Regulation S; and (iii) if a “dealer” or a person receiving a selling concession fee or other remuneration within the meaning of Regulation S, will not, until the expiration of the one-year “restricted period” within the meaning of Rule 903 of Regulation S, offer or sell such shares to a U.S. person or for the account or benefit of a U.S. person within the meaning Rule 902(k) of the Securities Act.

We did not receive any cash proceeds from the issuance of these securities. These shares are deemed “restricted securities” and bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

In addition, 10,330,152 shares of Manas common stock were issued to purchasers of the Units also pursuant to Section 903 of Regulation S and Regulation D under the Securities Act. We received $10,330,152 less costs and expenses for the sale of the Units. These shares are deemed “restricted securities” and bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

Lastly, 400,000 shares of Manas common stock were issued each to Anderson Properties Incorporated and John Martin as finders’ fees in connection with the Share Exchange. These shares are deemed “restricted securities” and bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

Item 5.01. Changes in Control of Registrant.

As a result of the Share Exchange, DWM shareholders received 80,000,000 shares of Manas common stock or approximately 80% of the issued and outstanding shares. Further, contemporaneous with the effectiveness of the Share Exchange, all of the members of our board prior to the Share Exchange resigned and a new board of directors was appointed as detailed in our response to Item 2.01 of this Current Report. The table below sets forth the beneficial ownership of Manas common stock as of April 10, 2007, after giving effect to the Share Exchange by the following individuals or entities

•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of the outstanding Manas common stock;
•	each director of Manas
•	each executive officer of Manas
•	all of the directors and executive officers of Manas as a group.

Beneficial ownership is determined in accordance with the rules of the Commission. The percentage of beneficial ownership set forth below gives effect to the issuance of all shares related to the Share Exchange and the sales of the Units. Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of April 10, 2007, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name and Address of Beneficial Owner(s)	Shares Beneficially Owned Prior to Exchange	Share Beneficially Owned After Exchange(1)	Percentage(2)
5% Shareholders:

Executive Officers and Directors:
Heinz J. Scholz Seegartenstrasse 45 8810 Horgen Switzerland	22,881,449	22,881,449	20.6%
Alexander Becker 1051 Brickley Close Sidney B.C. Canada	18,075,776	18,075,776	16.2%
Peter-Mark Vogel Roosweidstrasse 3 8810 Wollerau Switzerland	17,894,432	17,894,432	16.1%
Velletta Resources & Technology Corp. 4th Floor 931 Fort Street Victoria B.C. V8V 3K3 Canada (3)	2,091,630	2,091,630	1.9%
Yaroslav Bandurak Moskovskaya Street H 86/Ap. 38 920020 Bishkek Kyrgyz Republic	1,724,950	1,724,950	1.6%

All executive officers and directors as a group	62,793,187	62,793,187	56.4%

(1) Does not include options granted as none of such options will vest within sixty days.
(2) These percentage calculations are based on 111,240,552 shares outstanding.
(3) Beneficial Owner: Michael Velletta

Item 5.02. Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 2.01 of this Current Report, effective as of the time of the Share Exchange, our board of directors was reconstituted, Messrs. Barrington-Foote, Brown and Sanders resigned as directors and officers of Manas and new officers were appointed.

The following table sets forth the names, ages and positions of our directors and executive officers:

Name	Age	Position

Heinz Scholz	64	Chairman of the Board
Alexander Becker	48	Director, Chief Executive Officer
Peter-Mark Vogel	42	Director, Chief Financial Officer
Michael Velletta	51	Director
Yaroslav Bandurak	___	Chief Technology Officer
Randal Barrington-Foote	54	Resigned as Director, Chief Executive Officer on April 10, 2007
Rick Brown	48	Resigned as Director, Chief Financial Officer on April 10, 2007
Steven A. Sanders	61	Resigned as Director, Secretary on April 10, 2007

Board Composition

Heinz Jurgen Scholz, Chairman. Mr. Scholz earned his Engineering degree in 1975 and MSc equivalent in Physics in 1979 at University (Bremen) Engineer for Electro Technology, University for Technology (Bremen). From 1979 to 1996 he is formerly CEO and Chairman of the Board of HS Ingenieur Planung GmbH whose main focus was planning and development of factories in the former Soviet Union. HS Ingenieur Planung GmbH also developed various projects on behalf of major international companies in Saudi-Arabia, Iraq and Iraq. Under his direction HS Ingenieur Planung GmbH supplied a telecommunications network and production-facilities in the Soviet Union. HS Ingenieur Planung GmbH also negotiated the sale of the Russian army’s East German telecommunication network to Deutsche Telekom, Germany. In the Soviet Union HS Ingenieur Planung GmbH also built a housing development project for the Russian army near Moscow. Since 1994 he has held the position of CEO and Chairman of the Board of Varuna AG. Varuna’s objective is the investment and exploration of natural resources in the CIS States and Brazil. Since 2004 he has acted as CEO and Chairman of the Board for DWM AG, which deals in exploration, exploitation and the trade of raw-materials.

Alexander Becker, Director, Chief Executive Officer. Mr. Becker received his PhD at Frunze, USSR Academy of Science in 1987 and his MSc Tomsk University, USSR, in 1982 specializing in structural geology and tectonophysics focus petroleum exploration tectonics, stratigraphy and regional geology of Central Asia. He is the former President of Textonic Consulting from 1998 to 2006 and Cadima Pacific Petroleum from 2000-2006. Mr. Becker was Vice President Exploration of Apex Asia from 1995 to 1997 and former researcher at Ramon Science Center, Ben-Gurion University of the Negev (Israel) from 1990-1997. From 1982 to 1990, Mr. Becker was the chief geologist of a mapping division of North-Kyrgyz Geological Expedition, Ministry of Geology, USSR. He has published papers in the Journal of Structural Geology, Tectonophysics, Geology, Bulletin of American Geological Society, International Geology Review, and Journal of Hydrology. He was awarded the Peres Greder Prize of Israel Geological Society in 1995. In 1988 and 1989, Mr. Becker won the award of Best Mapping Geologist of Kyrgyz Republic

Peter-Mark Vogel, Director, Chief Financial Officer. Mr. Vogel received his Business Administration and Economics, University of Zurich, Switzerland in 1992. He received his MBA from the University of Chicago, Graduate School of Business in March 2003. Mr. Vogel was employed as a CFA, senior financial analyst Bank Sal. Oppenheim, Zürich, Switzerland from 2000 to July 2005. He was Vice President of the HSBC Research Department in Guyerzeller, Zurich, Switzerland from 1999 to 2000. From 1998 to 1999 he was Vice President of the Research Department Orbitex Finance. He was a Portfolio Manager and Assistant to the Bank’s Executive Committee for SocieteGenerale from 1995 to 1998. He was Assistant Vice President of SocieteGenerale, Zurich, Switzerland from 1995 to 1998. From 1993 to 1995 he was the Finance and Regulatory Associate and Regulatory Analyst at Merrill Lynch Capital Markets. He has been a member of the Swiss Society of Investment Professionals (SSIP) since 1999 and a member of the CFA Institute, formerly Association of Investment Management and Research (AIMR), since 1999.

Yaroslav Mihailovich Bandurak, Chief Technology Officer. Mr. Bandurak received his college degree from Lvov State University in Lvov, Ukraine, where he subsequently served as a member of the Geology Faculty from 1989 to 1995.  He is the former Chief Geologist of Textonic from 2003 to 2004 and Cadima Petroleum from 2001-2003.  He was a Geologist for Action Hydrocarbons from 2000 to 2001 and Chief Geologist for South Kyrgyz Geological Expedition from 1995 to 2000.

Michael Valletta, Director. Mr. Velletta received his LLB degree in Law from the University of Victoria in 1989. In 1990 he was called to the Bar of British Columbia, Canada and presented to the Supreme Court of British Columbia as a Barrister and Solicitor. In addition to engaging in the private practice of law with the law firm of Velletta & Company, Barristers, Solicitors & Notaries, Mr. Velletta serves as a Governor of the Trial Lawyers Association of British Columbia, is a member of the Canadian Bar Association and the International Institute of Business Advisors. Mr. Velletta serves on the Board of Directors of several corporations and is a Governor of the University Canada West Foundation. Mr. Velletta's law practice focuses on corporate and commercial law and commercial litigation.

Board Composition

Our board of directors is currently composed of four members, none of whom have been determined by the board to be an “independent director” as defined by the rules of the Nasdaq Stock Market, Inc.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we do not have an independent audit committee, stock option committee, compensation committee or nominating committee and do not have an audit committee financial expert. Our board of directors currently intends to appoint various committees in the near future.

Compensation of Directors

Three of our directors are parties to employment agreements with the Company. On April 10, 2007, our remaining director, Michael J. Velletta was granted stock options to purchase 1,100,000 shares of Manas common stock at a price of $4.00 per share for a term of 10 years as consideration for his service on the board. Such options shall vest 1/12 each quarter over three years. Other than the aforementioned grant and employment agreements, we have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director

Executive Compensation

The following table sets forth the annual and long-term compensation, from all sources, of the Chief Executive Officer of the Company and the other executive officers of the Company for services rendered in all capacities to DWM for the fiscal years ended December 31, 2006 and 2005, except as noted below. The compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees. Neither Manas nor DWM issued any stock based compensation in the last 12 months.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus[1]	Securities Underlying Options (#)	All other Compensation

Heinz Scholz (Chairman of the Board of Directors)	2006	290,000	None	None	None
	2005	286,000	None	None	None

Dr. Alexander Becker (Chief Executive Officer & Director)	2006	192,000	None	None	None
	2005	152,000	None	None	None

Peter-Mark Vogel (Chief Financial Officer)	2006	145,000	None	None	None
	2005	143,000	None	None	None

Yarslov Bandurak (Chief Technical Officer	2006	30,000	None	None	None
	2005	20,000	None	None	None

1Does not take into account options granted in conjunction with employment agreements signed by each officer and/or director on April 10, 2007. Although the Board of Directors intends to adopt a comprehensive bonus plan within 60 days following the Effective Date of each Employment Agreement, one has not yet been adopted. For specific terms of the Employment Agreements, please see our response to Item 2.01 of this Current Report.

Option grants in Last Fiscal Year

No options were granted to any officers or directors during the year ended December 31, 2006.

Stock Option Plan

In April 2007, Manas’s board of directors adopted and its shareholders approved, the Manas Stock Option Plan. The plan permits grants to be made from time to time as non-qualified stock options or incentive stock options.

Summary of Stock Option Plan

Qualified directors, officers, employees, consultants and advisors of ours and our subsidiaries are eligible to be granted (a) stock options ("Options"), which may be designated as nonqualified stock options ("NQSOs") or incentive stock options ("ISOs"), (b) stock appreciation rights ("SARs"), (c) restricted stock awards ("Restricted Stock"), (d) performance awards ("Performance Awards") or (e) other forms of stock-based incentive awards (collectively, the "Awards"). A director, officer, employee, consultant or advisor who has been granted an Option is referred to herein as an "Optionee" and a director, officer, employee, consultant or advisor who has been granted any other type of Award is referred to herein as a "Participant."

The Board of Directors administers the Stock Option Plan and has full discretion and exclusive power to (a) select the directors, officers, employees, consultants and advisors who will participate in the Stock Option Plan and grant Awards to such directors, officers, employees, consultants and advisors, (b) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Stock Option Plan, and (c) resolve all questions relating to the administration of the Stock Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Option Plan.

The Board of Directors may grant NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of common stock during such time as the Board of Directors may determine, not to exceed ten (10) years, at a price determined by the Board of Directors that, unless deemed otherwise by the Board of Directors, is not less than the fair market value of the common stock on the date the NQSO is granted. An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No ISOs may be granted under the Stock Option Plan to an employee who owns more than 10% of our outstanding voting stock ("Ten Percent Stockholder") unless the option price is at least 110% of the fair market value of the common stock at the date of grant and the ISO is not exercisable more than five (5) years after it is granted. In the case of an employee who is not a Ten Percent Stockholder, no ISO may be exercisable more than ten (10) years after the date the ISO is granted and the exercise price of the ISO shall not be less than the fair market value of the common stock on the date the ISO is granted. Further, no employee may be granted ISOs that first become exercisable during a calendar year for the purchase of common stock with an aggregate fair market value (determined as of the date of grant of each ISO) in excess of $100,000. An ISO (or any installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

The exercise price of the common stock subject to a NQSO or ISO may be paid in cash or, at the discretion of the Board of Directors, by a promissory note or by the tender of common stock owned by the Option holder or through a combination thereof. The Board of Directors may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine.

A SAR is a right granted to a Participant to receive, upon surrender of the right, but without payment, an amount payable in cash. The amount payable with respect to each SAR shall be based on the excess, if any, of the fair market value of a share of common stock on the exercise date over the exercise price of the SAR, which will not be less than the fair market value of the common stock on the date the SAR is granted. In the case of an SAR granted in tandem with an ISO to an employee who is a Ten Percent Stockholder, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the date the SAR is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Board of Directors, which price per share may not be less than the par value of the common stock, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Board of Directors may determine.

A Performance Award granted under the Stock Option Plan (a) may be denominated or payable to the Participant in cash, common stock (including, without limitation, Restricted Stock), other securities or other Awards and (b) shall confer on the Participant the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board of Directors shall establish. Subject to the terms of the Stock Option Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board of Directors.

The Board of Directors may grant Awards under the Stock Option Plan that provide the Participants with the right to purchase common stock or that are valued by reference to the fair market value of the common stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Board of Directors (and may include terms contingent upon a change of control of Holdings); provided that such Awards shall not be inconsistent with the terms and purposes of the Stock Option Plan.

The Board of Directors determines the price of any such Award and may accept any lawful consideration.

The Board of Directors may at any time amend, suspend or terminate the Stock Option Plan; provided, however, that (a) no change in any Awards previously granted may be made without the consent of the holder thereof and (b) no amendment (other than an amendment authorized to reflect any merger, consolidation, reorganization or the like to which we are a party or any reclassification, stock split, combination of shares or the like) may be made increasing the aggregate number of shares of the common stock with respect to which Awards may be granted or changing the class of persons eligible to receive Awards, without the approval of the holders of a majority of our outstanding voting shares.

In the event a Change in Control (as defined in the Stock Option Plan) occurs, then, notwithstanding any provision of the Stock Option Plan or of any provisions of any Award agreements entered into between any Optionee or Participant and us to the contrary, all Awards that have not expired and which are then held by any Optionee or Participant (or the person or persons to whom any deceased Optionee's or Participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

Although we have no intentions of merging, consolidating or otherwise reorganizing, if we are a party to any merger, consolidation, reorganization or the like, the Board of Directors has the power to substitute new Awards or have the Awards be assumed by another corporation. In the event of a reclassification, stock split, combination of shares or the like, the Board of Directors shall conclusively determine the appropriate adjustments.

No Award granted under the Stock Option Plan may be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and except in the case of the death or disability of an Optionee or a Participant, Awards shall be exercisable during the lifetime of the Optionee or Participant only by that individual.

No Awards may be granted under the Stock Option Plan on or after April 10, 2017, but Awards granted prior to such date may be exercised in accordance with their terms.

The Stock Option Plan and all Award agreements shall be construed and enforced in accordance with and governed by the laws of Delaware.

As of April 10, 2007, of the 11,000,000 shares of common stock reserved for issuance under the Stock Option Plan, we have granted options to purchase 10,250,000 shares of our common stock under the Stock Option Plan at an exercise price of $4.00 per share. Of such options, none have vested as of such date.

Employment Agreements

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Equity Compensation Plan Information

The following table provides information as of April 10, 2007 about shares of Manas common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including the Manas stock option plan.

Equity compensation plans approved by shareholders	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan

Manas stock option plan	10,250,000	$4.00	750,000

Equity compensation plans not approved by shareholders	____	_____	_____

Total	10,250,000	$4.00	750,000

Item 5.06. Change in Shell Company Status.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference as well as the information set forth in the Information Statement on Schedule 14C, dated March 21, 2007 and filed with the Commission on that date (file no. 333-107002).

Item 8.01. Other Events.

FORWARD STOCK SPLIT

By written consent of a majority of shareholders on December 12, 2006 our shareholders approved a 2-for-1 forward stock split of the issued and outstanding shares of the common stock of Manas, without affecting the par value of such shares (the “Forward Stock Split”).

DESCRIPTION OF BUSINESS

Prior to completion of the Share Exchange, we ceased all operations relating to our historical business and adopted the business plan of DWM, which is now a wholly owned subsidiary of ours. Set forth below in this section entitled “Our Business” is a description of our new business. Since the DWM business is our sole operating business, all references to Manas for periods after the Share Exchange shall refer to the combined Manas and DWM.

On April 10, 2007 we acquired 100% of the shares of DWM Petroleum AG, a Swiss Corporation, in exchange for 80,000,000 common shares of our company. We are now in the business of exploring for oil and gas in the Kyrgyz Republic through our 25% minority interest in South Petroleum Company. We have no known reserves on any of our properties under license.

Our corporate headquarters are located at Bahnhofstrasse 9, CH-6341 Baar, Switzerland. DWM’s phone number +41 44 718 1030. Our current premises are adequate for our existing operations; however with the rapid advancement of operations we may require additional premises as we progress through fiscal 2007. At the present time, we do not have any real estate holdings and there are no plans to acquire any real property interests.

The properties under license or under negotiations for production sharing agreements by DWM are located in the Kyrgyz Republic.

The licenses of this project cover a total area of 3,100,000 hectares (approximately 7,660,227 acres).

Kyrgyz Republic

Property Location:

The six licenses held by South Petroleum Company are located in the primary oil producing region of Kyrgyz Republic in the Fergana Basin. All of the properties are accessible by all weather paved or gravel roads. There is available electrical power for the properties from the local power company. A rail line is at a maximum of 50 kilometres from the property with which oil can be shipped and there are two oil refineries located in the region; one at Fergana and the other at Djalai-Abad.

Claim Status and Licensing:

The licenses of this project cover a total area of 3,100,000 Hectares (approximately 7,660,227 acres).

Our wholly owned subsidiary, DWM Petroleum AG originally acquired the 6 licenses through a 90% ownership in Joint Stock Company South Petroleum Company (“South Petroleum”). The Kyrgyz government through its operating entity Kyrgyzneftegas JSC owned the other 10% of South Petroleum. South Petroleum was incorporated as a Kyrgyz company on April 7, 2004. The licenses are exploration licenses and are granted for 2 years with a right for automatic renewal up to 10 years once a report has been submitted to the government agency detailing the progress of a work program and the associated minimum expenditures have been made. Upon the discovery of commercial production, licenses can be exclusively converted into exploitation licenses. Exploitation licenses are granted for 20 years with the subsequent extensions depending on the depletion of the resource. There is also a yearly fee payable to the government of approximately $150 per license and a minimum annual work program of $50 per km2. We are current with all of our taxes and work commitments on all 6 licenses.

On October 4, 2006 we agreed to sell a 70% interest in South Petroleum to Santos International Operations PTY Ltd., an Australian Company (“Santos”) in exchange for an upfront cash payment of $4 million and a work program as detailed in the Farm-In Agreement signed with Santos (the “Farm-In Agreement”). The Farm-In agreement calls for a two phase program as described below. If Santos enters into Phase 2 of the Work Program, then the Company will receive Santos shares in the equivalent value of $1 million, as of the share price of Santos at November 13, 2006. The overall expenditures by Santos for Work Program Phase 1 ($11.5 million) and Phase 2 ($42 million) is $53.5 million. Santos will be responsible for general administration and office overhead costs that will be incurred by Santos in undertaking the Phase 1 and Phase 2 Work Program estimated at $1,000,000 per year and these expenses will not be part of the $53.5 million in exploration and development expenditures incurred by Santos for Phase 1 and 2 of the Work Program. Further details on the Work Program are as follows:

Phase 1 Work Program

The Phase 1 Work Program will comprise the following Subject Area Operations:

•	the undertaking of geological studies (which studies will involve an estimated expenditure of $500,000);

•	subject to the availability and quality of original data, the reprocessing of up to 5,000 kilometres of 2D seismic (this reprocessing will involve an estimated expenditure of $1,000,000); and

•
at the election of Santos, the acquisition and processing of either: (i) 1,000 kilometres of 2D seismic; or (ii) a combination of 2D seismic and 3D seismic, the total cost of which would be equivalent to the total cost of acquiring and processing 1,000 kilometres of 2D seismic, up to a maximum expenditure of $10,000,000 (with Santos having the right to deduct those seismic acquisition and processing costs above $10,000,000 from the maximum expenditure caps).

Santos will commence the on ground geological studies within 4 months after the closing of the agreement on October 4, 2006. It will also use its best endeavours to commence the shooting of the seismic within 6 months after the closing of the agreement and use its best endeavours to complete the acquisition and processing of that seismic within 2 years from the closing of the agreement. Santos has commenced the on ground geological study. There are no penalties to Santos if they do not start the program in the allotted time frame.

Phase 2 Work Program

The Phase 2 Work Program will comprise the following:

•	the drilling of 3 exploration wells in the license area to a maximum expenditure of $7,000,000 per well; and

•	the drilling of 3 appraisal wells in the license area to a maximum expenditure of $7,000,000 per well.

•	In the event Santos spent in excess of $43 million on the appraisal wells, we would be obligated to pay 30% of the excess expenditure.

Santos will consult with, and endeavour to reach agreement with, DWM on the location of the wells to be drilled in the Phase 2 Work Program.  In the event that the parties are unable to agree on any such location, Santos will have the right to determine that location.

Santos will use its best efforts to commence the drilling of the first exploration well in the Phase 2 Work Program as soon as practicable after the commencement of Phase 2 Work Period (and in any event by no later than 12 months after that commencement) and commence the drilling of the second exploration well in the Phase 2 Work Program by not later than 12 months following the completion of the drilling of the first exploration well. There is no penalty if Santos does not meet the scheduled time table.

On December 7, 2006 the Company entered into an agreement with Kyrgyzneftegaz to purchase 5% of their 10% interest in JSC South Petroleum Company for KGS 10,005,000 ($241,375.00). At title transfer the company paid KGS2,005,0000 ($48,372.00) and within 1 year after the transaction date the amount of KGS8,000,000 ($193,003.00) is due.

After the sale to Santos of 70% through the Farm-In Agreement and the completion of share purchase, we will own 25% of South Petroleum and Kyrgyzneftegaz will own the remaining 5%. There is a 3% royalty and the corporate tax of 10% payable to the Kyrgyz government on revenue from production.

Nanai Prospecting License

The Nanai prospecting license is located in the northern zone of the Fergana Basin adjacent to the border with Uzbekistan to the south. Three structures called Alabuka 1, 2 and 3 have been identified by Manas. We believe that the target structures are situated in a footwall of a large shallow-dipping thrust bringing the Paleozoic rocks on the top of the Tertiary and Quaternary sequence. The seismic database consists of seven dip and four strike lines although only the ends of three of these lines cover any part of the structures. Therefore the structural definition relies heavily on the use of analogies to proven structures mapped in Uzbekistan to the south. The current mapping covers only approximately 10% of the available area and similar structures are thought to exist elsewhere within the license. Therefore potential in this License cannot be quantified with the current database. The well Alabuka-1, drilled by KNG in 1993-1996 on the license was aimed at a shallower target in the upper thrust sheet and did not penetrate into the lower thrust sheet. This well encountered in excess of 1000 meters of Paleozoic rocks thrust over Paleocene to Pliocene rocks and proved presence of Tertiary reservoir rocks beneath the Paleozoic rocks in the hanging wall of the thrust. We have no known reserves on this license.

Naushkent Prospecting License

The Naushkent PL is located in the northern zone of the Fergana Basin adjacent to the border with Uzbekistan to the south. Manas Petroleum does not currently have any seismic or well data in this license. The only available data is an old Soviet map showing a closed structure. Seismic exploration is required to get volumetric characteristics for the structure shown on the Soviet map. We have no known reserves on this license.

Soh Prospecting Licenses

The Soh and West Soh PLs are located in the southern zone of the Fergana Basin adjacent to the border with Uzbekistan to the north. Two deep lower thrust sheet structures called Burdalyk and Kyzyl Kurgan have been identified by Manas Petroleum. A number of other structures have also been identified these include un-drilled fourway dip closures at the upper thrust sheet level (Katran, Kan) and a shallow structure with a topseal provided by a tar mat (West Chaur). There are several producing oil and gas fields within the region that are excluded from the prospecting License.

The seismic database consists of eleven dip and four strike lines. Of these lines only seven are relevant to the Kyzyl Kurgan structure and none relate to the Burdalyk structure. Data from the North Soh field indicates that in this area the Oligocene and Eocene pay beds are predominantly oil prone (with the exception of Bed VII) and that the Cretaceous pay beds are predominantly gas prone. We have no known reserves on these licenses.

Tuzluk Prospecting License

The Tuzluk PL is located in the southern zone of the Fergana Basin adjacent to the border with Tajikistan to the north. There are a number of established oilfields in this area (Beshkent-Togap, Tashravat, Tamchi, Karagachi) that have produced from the upper thrust sheet. These fields are excluded from the exploration License held by South Petroleum Company. More significant for the exploration potential is the presence of the North Karakchikum field which straddles the Tajikistan/Kyrgyzstan border and is analogous to the South and West Tuzluk prospects. Five structures called Selkan, Arka, West Tuzluk, South Tuzluk and the Tashravat Monocline have been identified. The seismic database is relatively large but rather uneven in coverage. Five deep (>4km) stratigraphic wells were drilled by Soviets in the area of Tuzluk structures. The wells intersected thrust faults and proved the structural concept; two of them intersected oil-water contact at the South Tuzluk structure. We have no known reserves on this license.

Infrastructure

All of the properties are accessible by all weather roads. Hydro-electric power is available from the local utility company. There are rail lines within 50 kilometers of each of the licensed properties.

Competition

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There are other competitors that have operations in Kyrgyzstan and the presence of these competitors could adversely affect our ability to acquire additional leases.

Governmental Regulations

Our oil and gas operations are subject to various Kyrgyzstan governmental regulations. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our oil and gas licenses in Kyrgyzstan. To date, execution of our business plan has largely focused on acquiring prospective oil and gas licenses and negotiating production sharing agreements. When this stage nears completion we intend to use the results obtained from this dedicated research to establish a going forward exploratory drilling and development plan.

Employees

Currently Manas Petroleum Inc. has 2 employees as well as our three directors. We do expect a material change in the number of employees over the next 12 month period through the addition of a planned increase to approximately 15 employees. We do and will continue to outsource contract employment as needed. Currently there is a consulting contract with Talas Gold, controlled by our CEO, Dr. Alex Becker, concerning geological data processing. The costs amount to approximately $245,000 on an annual basis. However, with project advancement and if we are successful in our initial and any subsequent drilling programs we may retain additional employees.

Legal Proceedings
None

Properties
None

Indemnification of Directors and Officers

Nevada General Corporation Law contains provisions for the indemnification and insurance of directors, officers, employees and agents of a Nevada corporation against liabilities which they may incur in their capacities as such. Those provisions have the following general effects:

(a) Under Subsection 1 of Section 78.7502 of the Nevada General Corporation Law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, because the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he (i) is not liable to the corporation or its shareholders under Section 78.138 of the Nevada General Corporation Law, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

(b) Under Subsection 2 of Section 78.7502, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if he (i) is not liable to the corporation or its shareholders under Section 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper.

(c) Under Subsection 3 of Section 78.7502, a Nevada corporation must indemnify a director, officer, employee or agent to the extent that he has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(d) Under Section 78.752, a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation protect our directors and officers against personal liability to the Company and any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission o f any such director or officer provided, however, that such indemnification does not eliminate or limit the liability of a director or officer for acts or omission s which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by Nevada General Corporation Law.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

On February 20, 2007, DWM and Talas Gold entered into a consulting agreement whereby it would provide geological consulting services for a monthly fee of $19,570. Talas Gold is a British Columbia corporation controlled by Alex Becker an officer and director of Manas. Such contract may be terminated at any time, subject to a one month notice period.

On May 25, 2004, we entered into a loan agreement with Heinz J. Scholz, a significant shareholder. Such shareholder has agreed to terminate the loan agreement and reduce the current balance owed to him to $409,920 (CHF500,000) in exchange for a cash payment of $3,000,000. This resulted in a gain on debt forgiveness of $1,466,052.

PRINCIPAL SHAREHOLDERS

The table below sets forth the beneficial ownership of Manas common stock as of April 10, 2007, after giving effect to the Share Exchange by the following individuals or entities:

•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of the outstanding Manas common stock;
•	each director of Manas
•	each executive officer of Manas
•	all of the directors and executive officers of Manas as a group.

Beneficial ownership is determined in accordance with the rules of the Commission. The percentage of beneficial ownership set forth below gives effect to the issuance of all shares related to the Share Exchange and the sales of the Units. Except as indicated by footnote and subject to community property laws where applicable, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him, her or it. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that will be subject to options held by that person that are exercisable as of April 10, 2007, or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Name and Address of Beneficial Owner(s)	Shares Beneficially Owned Prior to Exchange	Share Beneficially Owned After Exchange(1)	Percentage(2)

Executive Officers and Directors:
Heinz J. Scholz Seegartenstrasse 45 8810 Horgen Switzerland	22,735,616	22,735,616	20.5%
Alexander Becker 1051 Brickley Close Sidney B.C. Canada	17,929,943	17,929,943	16.1%
Peter-Mark Vogel Roosweidstrasse 3 8810 Wollerau Switzerland	17,748,599	17,748,599	16.1%
Velletta Resources & Technology Corp. 4th Floor 931 Fort Street Victoria B.C. V8V 3K3 Canada (3)	2,000,000	2,000,000	1.8%
Yaroslav Bandurak Moskovskaya Street H 86/Ap. 38 920020 Bishkek Kyrgyz Republic	1,600,000	1,600,000	1.4%

All executive officers and directors as a group	62,015,158	62,015,158	55.8%
(1) Includes all vested options which is equal to 1/12 of options granted.
(2) These percentage calculations are based on 111,240,552 shares outstanding.
(3) Beneficial Owner: Michael Velletta

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock includes a summary of certain provisions of our charter and our bylaws.

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share and no shares of preferred stock. The authorized shares of our common stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not required, our board of directors may determine not to seek stockholder approval.

Common Stock

General. Manas' authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share. As of April 10, 2007, there were 111,240,552 shares issued and outstanding held by 206 holders of record. Furthermore, all such shares are validly issued, fully paid and non-assessable.

Voting Rights. Each share of common stock entitles the holder thereof to one non-cumulative vote, either in person or by proxy, at meetings of shareholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Manas.

Dividend Policy. All shares of common stock are entitled to participate in dividends when and as declared by Manas’ Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. Manas has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of Manas’ business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Manas’ Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Manas, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See, "Dividend Policy."

Miscellaneous Rights and Provisions. Shareholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Manas, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Manas after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred shareholders should exist at the time of such liquidation or dissolution.

Private Placement for $10,330,152

On April 10, 2007, the Company completed a private placement of 10,330,152 Units. Each “Unit” consists of 1 share of Company common stock, 50% warrant coverage in Series A warrants which grants the holder the right to acquire one share of common stock at $2 per share for 2 years, and 50% warrant coverage in Series B warrants which grants the holder the right to acquire one share of common stock at $4 per share for 3 years. For clarification purposes only, if an investor purchased $10,000 of Units, such investor would receive: (i) 10,000 shares of common stock; (ii) 5,000 Series A Warrants, granting the right to purchase 5,000 shares of common stock at $2.00 per share; and (iii) 5,000 Series B Warrants, granting the right to purchase 5,000 shares of common stock at $4.00 per share.

Shares Eligible for Future Sale

To date, Manas has 111,240,552 shares of common stock outstanding. Of those shares of common stock outstanding, 6,110,400 shares may be deemed freely tradable without restriction or the need for further registration under the Securities Act of 1933, as amended ("Act") and 62,015,158 shares are held by Affiliates of Manas and are "restricted securities," as that term is defined under Rule 144, promulgated under the Act. Each affiliate of Manas has entered into a lockup agreement pursuant to which they have agreed to restrict sales of Manas common stock held by such Affiliate for a period of three years from the closing of the Share Exchange pursuant to the following: for the period beginning on December 10, 2008, such Affiliate may sell up to 3% of the Manas shares held by it in any three month period. This restriction is exclusive to any shares held by such Affiliate and registered pursuant to an effective registration statement filed with the Commission.

“Minority shareholders” of DWM prior to the Share Exchange hold an aggregate of 37,984,842 shares and such shares are also “restricted securities,” as that term is defined under Rule 144. Each “minority shareholder” of DWM immediately before the Share Exchange who was not an affiliate of DWM, has entered into a lockup agreement pursuant to which they have agreed to restrict sales of Manas common stock held by such shareholder for a period of eighteen months from the closing of the Share Exchange pursuant to the following: for the period beginning on April 10, 2008 through October 10, 2008, such shareholder may sell up to 50% of the Manas shares held by him in any three month period subject to Rule 144 or other such exemption from registration as may be the case. After October 10, 2008, there will be no further restrictions on these shares subject to Rule 144 or other such exemption from registration.

All of our restricted securities may only become freely tradable if they are subsequently registered under the Act or to the extent permitted by another exemption from registration under the Act, such as Rule 144 under the Act. Under Rule 144, restricted securities may be sold into the public market, subject to holding period, volume, manner of sale, public information, filing and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an “affiliate” of ours (i.e., its directors, officers and 10% shareholders), as defined under the Securities Act, is entitled to sell, within any three-month period, an amount of shares that together with all other sales of restricted securities of the same class (including, for “affiliates”, sales of other non-restricted securities of the same class) does not exceed the greater of:

O
the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale (Note: since our shares trade only on the OTC-BB, this volume measure will not apply), or

O	1% of the shares then outstanding.

             In order for a stockholder to rely on Rule 144, we must have available adequate current public information with respect to its business and financial status. A person who is not deemed to be an affiliate and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

Under Rule 144, the one-year holding period will commence as of the effective time of the Share Exchange for the shareholders of DWM who receive shares of Manas common stock in the Share Exchange. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

We have not granted any registration rights with regard to any additional shares of common stock. No prediction can be made as to the effect, if any, that sales of shares in the public market of Manas’ common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing shareholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair our ability to raise capital through the sale of its equity securities.

Transfer Agent and Registrar

The transfer agent and registrar for Manas’ common stock is Island Stock Transfer, 100 Second Avenue South, Suite 300N St. Petersburg, Florida 33701.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our results of operations, financial condition and liquidity in conjunction with our financial statements and the related notes which are incorporated by reference into this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements”.

OVERVIEW

  We were incorporated in the State of Nevada on July 9, 1998. We have not been in any bankruptcy, receivership or similar proceedings since incorporation. Prior to our acquisition of DWM Petroleum AG, we had not had any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Pursuant to a share exchange agreement dated November 23, 2006 by and among Manas and DWM, and after a 2:1 forward stock-split, DWM shareholders received 80,000,000 shares of Manas common stock which is equal to 79.9% of Manas’s outstanding common stock in exchange for 100% of the shares of DWM Petroleum AG (“Share Exchange”). On April 10, 2007, the Company completed a private placement of 10,330,152 Units. Each “Unit” consists of 1 share of Company common stock, 50% warrant coverage in Series A warrants which are exercisable for one share of common stock at $2 per share for 2 years, and 50% warrant coverage for Series B warrant exercisable for one share of common stock at $4 per share for 3 years.

Manas shall have the obligation to issue 500,000 shares of its common stock over time to the former DWM shareholders for every 50 million barrels of P50 reserves net to Manas from exploration in Kyrgyzstan up to a maximum of 2.5 billion barrels of P50 oil reserves. At Manas’s option, this obligation may be extended to additional properties that are acquired through the actions of the former DWM shareholders.

Contemporaneously with the Share Exchange, Manas sold its wholly-owned subsidiary, Masterlist, Inc. to its sole employee for a nominal cash payment and 5 annual payments equal to 5% of the gross sales of Masterlist, Inc. over the term for 5 years.

A copy of the press release dated April 10, 2007 announcing the completion of the Share Exchange is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. Any references to “we”, “us”, “our” or the Company shall mean Manas and its wholly owned operating subsidiary, DWM.

Immediately prior to the effective time of the Share Exchange, Manas had outstanding 20,110,400 shares of its common stock. In the Share Exchange, 1,000,000 shares of DWM common stock were exchanged for 80,000,000 shares of Manas common stock. As a result of the 80,000,000 shares of common stock issued to the former DWM shareholders pursuant to the Share Exchange and the sale of 10,330,152 Units, there are presently 111,240,552 shares of common stock outstanding of which the former Manas shareholders hold approximately 18.1%.

MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS FOR DWM PETROLEUM AG (“DWM”)

The following discussion and analysis should be read in conjunction with the audited consolidated Financial Statements and Notes thereto included in this Form 8-K. The discussion contains forward looking statements that involve risk and uncertainties. The Company’s actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth herein and elsewhere in this Form 8-K.

The following discussion and analysis should be read in conjunction with information set forth in the financial statements and notes thereto included elsewhere in this Form 8-K. Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

OVERVIEW

We are a development stage company. Our growth strategy is focused on petroleum exploration and development in selected Central Asian countries of the former Soviet Union and in the Balkan Region. In addition to our focus on these regions; we also take an opportunistic view on projects outside the above regions.

Our goal is to increase shareholder value through the successful acquisition and exploration of oil and gas resources. We believe that our path to success is built on the following strengths:

-	Excellent network in the CIS and Balkan countries,
-	increase of value through exploration of known structures,
-	exploration of new structures identified by previous geological research and

-	modern geological knowledge and new concepts implemented to existing seismic and well data base.

We have no operating income and therefore will remain dependent upon continued funding from other sources in order to continue operations and to implement our growth strategy.

We entered into a transaction with Manas Petroleum Corporation (“Manas”) where we exchanged 100% of our share capital for 80 million shares of Manas. In addition, $10,330,152 was raised separately through the sale of Units. The funds will be utilized to finance the first phase of our proposed work program in Albania amounting to a minimum outlay of $6,100,000 which has to be secured through a Bank Guarantee or similar instrument. This leaves us with cash on hand, after deducting all expenses of the transaction estimated to be at $1,200,000, of about $3,145,209. Our monthly burn rate is expected to be at $450,000. After deducting estimated start-up costs of $400,000 in Albania, we have working capital that will last for approximately 6 months.

In order to continue to fund operations after the next six months and implement our growth strategy through the further acquisition of new licenses in particular in Central Asia and the Balkan Region as well as to finance continuing operations, we will require further funds. These funds will be raised through additional equity financing.

Status of current and proposed Oil Exploration Projects

Kyrgyz Republic Oil Exploration Project:

In 2004 DWM acquired a 90% interest in South Petroleum Company (“SPC”) which holds six exclusive exploration Licenses in the Feragana Basin; the other 10% interest is held by Kyrgyz NefteGaz (KNG). The licenses cover an area of approximately 3,153 km2. These exploration licenses are located adjacent to established oil and gas producing areas although the currently producing areas are specifically excluded from the exploration licenses. The licenses are valid for a period of two years from the date of award but can be extended for ten years provided that the Company is in compliance with the terms of the relevant agreement. When commercial discovery is made SPC will be granted exclusive rights to an exploitation licence, initially valid for a period of 20 years, with subsequent extensions on the degree of depletion.

The DWM licenses lie in the Feragana Basin which is an intermontane basin in the greater part of which lies mainly in the eastern part of Uzbekistan. There is a long history of petroleum production from the basin stretching back to the start of the last century and a large number of fields have been developed.

The table below summarizes DWM’s licence interest as of December 2006.

Table 1: Summary of DWM Licence Interests as of December 2006

On October 4, 2006 DWM signed an agreement with Santos International Holdings PTY Ltd. to sell 70% of their SPC interest for a cash contribution of US$ 4 million, a two phase work program commitment of US$ 54 million and a conditional earn-out of US$ 1 million in Santos shares for DWM.

Tajikistan Oil Exploration Project:

On June 28, 2005, DWM formed CJSC Somon Oil Company (Somon Oil) in the Tajik Republic. Somon Oil is in the process of applying for licenses for oil exploration activity in the Soughd and Khatlon districts of the Republic of Tajikistan. These licenses are still being considered by the Tajik Government and no formal decision has been taken as at the date of this filing of the Form 8-K.

Albanian Oil Exploration Project:

DWM has finished the negotiations with the Albanian Government for 4 prospective blocks. The Company signed two Production Sharing Agreements (PSA) concerning the 4 blocks with the National Agency of Natural Resources (AKBN) on February 14, 2007. The approval by the ministry is still pending.

Both tables below summarize the agreed on work program and financial commitment thereof.

G&G = Geological and geophysical expenditures

Table 2: Minimal Work Programme and Financial Commitment Blocks A&B (PSA1)

G&G = Geological and geophysical expenditures

Table 3: Minimal Work Programme and Financial Commitment Blocks D&E (PSA2)

After Phase 1of the work programs, which has not yet begun, DWM has the option either to carry on or relinquish the contract. The maximum contingency, for DWM, conditional on approval by the Albanian ministry, amounts to US$ 6,070,000 (the minimum expenditure for all blocks).

RESULTS FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2005

Operational Results

For the year ended December 31, 2006 we had operating expenses of $2,309,710. This represents an increase of 13% compared to the previous year. Consulting fees accounted for 43% of the operating expense. For the same period in 2005 consulting services represented 49%. The other major cost driver was general and administrative costs, which represented 45% of total operating expenses in 2006. In 2005, general and administrative costs accounted for 42% of total operating expenses.

For the year ended December 2006, we reported net income of $1,023,957; in 2005 we reported net loss of $1,993,932. The increase is attributable to the gain from sale of investment of $3,126,967 through the sale of 70% of our interest in CJSC South Petroleum Company in the Kyrgyz Republic to Santos International Holdings PTY Ltd.

On October 4, 2006 a contract was signed with Santos International Holdings PTY Ltd. agreeing to sell a 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of $4,000,000, a 2 phased work program totalling $53,500,000 (Phase 1: $11,500,000, Phase 2: $42,000,000), additional working capital outlays of $1,000,000 per annum and an earn-out of $1,000,000 in Santos International Holdings PTY Ltd if Santos elects to enter into phase 2 of the program. If Santos does not exercise the option to enter into Phase 2, the 70% interest is automatically returned to DWM at no cost. The Farm-in Agreement stipulates the following:

In the event Santos issues a notice of withdrawal:
a.	Santos will have no right to recover from DWM or SPC any monies expended by Santos under this agreement;
b.	Santos is obligated, at its expense do all things necessary to transfer the “Sale Shares” to DWM for no monetary consideration; and
c.	Neither Santos nor DWM will have any further rights, obligations or liabilities under the agreement except for any rights which accrued to any party prior to the date of notice.

According to the Farm-In Agreement, DWM must carry the exploration costs of KNG if a discovery is made and is commercially viable.

Liquidity and Capital Resources

At December 31, 2006 cash and cash equivalents stood at $1,090,098. This represents a decrease of 30% to the previous year. The main source of the cash came from the transaction with Santos International Holdings PTY Ltd. offset by operating expenses and net repayments of shareholder loans.

Related Party Transaction

On May 25, 2004, we entered into a loan agreement with Heinz J. Scholz, a significant shareholder. Such shareholder has agreed to terminate the loan agreement and reduce the current balance owed to him to $409,920 (CHF500,000) in exchange for a cash payment of $2,975,912. This resulted in a gain on debt forgiveness of $1,466,052, which has been recorded directly in shareholders’ equity.

Working Capital

At the end of December 31, 2006 we had working capital of $688,193 compared to $1,510,421 as of December 31, 2005. We define working capital as total current assets minus total current liabilities. The decrease in working capital can be attributed to a decrease in cash and an increase in accounts payable and accrued expenses.

Cash Flow from Operating Activities

For the year ended December 31, 2006 the net cash used by operating activities was $2,135,257, while for the year ended December 31, 2005 the net cash used by operating activities was $1,850,417. The major driver of operating cash flows is operating expenses since we do not have operating revenues.

Cash Flow from Investing Activities

For the year ended December 31, 2006 cash flow from investing activities was $4,010,479 and for the year ended December 31, 2005 the net cash used by investing activities was $77,190; an increase of $4,087,669. The increase is attributable to the sale of 70% of our interest in CJSC South Petroleum Company to Santos International Holdings PTY Ltd which resulted in cash proceeds of $4,000,000.

Cash Flow from Financing Activities

For the year ended December 31, 2006 cash flow used in financing activities was $2,281,650 and for the year ended December 31, 2005 cash flow from financing activities was $3,106,632 respectively; a decrease of $5,388,282. The change is primarily due the repayment in 2006 of the shareholder loan received in 2005.

RESULTS FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2005

Operational Results

For the year ended December 31, 2005 we had operating expenses of $2,038,342. This represents an increase of 226% compared to the previous year. Consulting services accounted for 49% of the operating expense. This is due to the fact that we started to ramp-up our exploration activities in the Kyrgyz Republic.

For the year ended December 2005, we reported a net loss of $1,993,867, an increase of 229%. The increase is mainly attributable to the increased exploration activity in the Kyrgyz Republic, resulting from increased consulting costs.

Liquidity and Capital Resources

At the end of December 31, 2005 cash and cash equivalents stood at $1,551,938. This represents an increase of 867% versus the 2004 period. The main source of the cash came from a shareholder of DWM in the form of an unsecured loan. Our main source of funds was through this shareholder.

Related Party Transaction

During the last two years, Heinz Scholz, a significant shareholder of DWM loaned us funds for working capital purposes. At the end of December 31, 2005 the balance of such was $3,738,273. Due to the fact that the company was undercapitalized, the shareholder agreed to subordinate his loan receivable interests in DWM, in accordance with Swiss company law, of $2,276,348 (CHF3,000,000).

We have a related party liability with Varuna AG, a related company belonging to the major shareholder. This related party liability is comprised of consulting services rendered by Heinz J. Scholz to the company.

Working Capital

At the end of December 31, 2005 we had working capital of $1,510,421 compared to $233,308 as of December 31, 2004. We define working capital as total current assets minus total current liabilities. The increase in working capital can be attributed to the increase in cash due to a loan received from a major shareholder.

Critical Accounting Policies:

Use of Estimates

The Company’s discussion and analysis of its financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to fixed assets, asset impairment, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Going Concern

DWM’s independent registered public accounting firm has included an explanatory paragraph in their audit report issued in connection with DWM’s financial statements, which refers to DWM’s recurring operating losses since inception which raise a substantial doubt about its ability to continue as a going concern. DWM’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities that might be necessary should DWM be unable to continue as a going concern. For the foreseeable future, DWM will have to fund all of its operations and capital expenditures from the net proceeds of any equity or debt offerings, cash on hand, licensing fees and grants. Although DWM plans to pursue additional financing, there can be no assurance that DWM will be able to secure financing when needed or to obtain such financing on terms satisfactory to DWM, if at all. If DWM is unable to secure additional financing in the future on acceptable terms, or at all, DWM may be unable to acquire additional licenses or further progress along its business plan. In addition, DWM could be forced to reduce or discontinue sales and marketing efforts and forego attractive business opportunities in order to improve its liquidity to enable it to continue operations.

Recent Accounting Pronouncements Affecting the Company:

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48) In July 2006, the FASB issued FIN 48, which will become effective for the Company on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that its position is “more likely than not” (i.e., a greater than 50 percent likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The new interpretation is intended to provide better financial statement comparability among companies.

Management is in the process of analyzing the Company’s tax position for purposes of implementing FIN 48.

FASB Statement No. 157, Fair Value Measurements (FAS157) In September 2006, the FASB issued FAS 157, which will become effective for the company on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to the company from the adoption of FAS 157 in 2008 will depend on the company’s assets and liabilities at that time that are required to be measured at fair value.

Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired DWM

Deloitte.

Deloitte AG
Klausstrasse 4
Postfach
CH-8034 Zürich

Tel: +41 (0)44 421 60 00
Fax: +41 (0)44 421 66 00
www.deloitte.ch

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
DWM PETROLEUM AG, BAAR

We have audited the accompanying consolidated balance sheet of DWM Petroleum AG (a development stage company) (the "Company") and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows and changes in shareholders' equity for each of the two years in the period ended December 31, 2006 and for the period from May 25, 2004 (date of incorporation) to December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2006, and for the period from May 25, 2004 (date of incorporation) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in exploration and development of oil and gas resources in Central Asia. As discussed in Note 2 to the financial statements, the Company has no operating income which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte AG

Roland Müller
Auditor in Charge

Brigitte Auckenthaler

April 16, 2007
ROM/BAU/sam

Member of
Deloitte Touche Tohmatsu

DWM PETROLEUM AG
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF OPERATIONS

	for the year ended 12.31.2006	for the year ended 12.31.2005	Period from 05.25.2004 (Inception) to 12.31.2006
	USD	USD	USD

OPERATING REVENUES

Other revenues	-	84,285	115,148

Total revenues	-	84,285	115,148

OPERATING EXPENSES

Personnel costs	(166,815)	(147,623)	(337,409)
Exploration costs	(121,425)	(28,153)	(158,472)
Depreciation	(12,487)	(16,783)	(30,999)
Consulting fees	(980,692)	(1,000,737)	(2,331,224)
Administrative costs	(1,028,291)	(845,046)	(2,115,851)

Total operating expenses	(2,309,710)	(2,038,342)	(4,973,955)

Gain from sale of investment	3,126,967	-	3,126,967

OPERATING GAIN / (LOSS)	817,257	(1,954,057)	(1,731,840)

NON-OPERATING INCOME / (EXPENSE)

Exchange differences	(8,844)	(12,452)	(22,890)
Interest income	25,222	20,705	46,210
Interest expense	(10,920)	(48,063)	(67,952)

Income / (loss) before taxes and equity in net income of associate	822,715	(1,993,867)	(1,776,472)

Taxes	(718)	(65)	(848)
Equity in net income of associate	201,960	-	201,960
Minority interest in net income	-	-	(5,308)

Net income / (loss)	1,023,957	(1,993,932)	(1,580,668)

Oustanding shares	1,000,000	1,000,000	1,000,000

Basic and diluted earnings (loss) per share	1.0240	(1.9939)	(1.5807)

DWM PETROLEUM AG
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEET

	12.31.2006	12.31.2005
	USD	USD

ASSETS

Cash and cash equivalents	1,090,098	1,551,938
Receivables	48,683	135,516

Total current assets	1,138,781	1,687,454

Tangible fixed assets	3,998	94,429
Computer software	-	282

Total non-current assets	3,998	94,711

TOTAL ASSETS	1,142,779	1,782,165

LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)

Bank overdraft	19,003	-
Deferred consideration for interest in CJSC South Petroleum Co.	193,003	-
Accounts payable	70,918	63,671
Accrued expenses	167,664	113,362

Total current liabilities	450,588	177,033

Liability in respect of investment in associate	253,743	-
Loan owed to a major shareholder	409,920	3,738,273
Loan owed to a related company	-	240,187

Total non-current liabilities	663,663	3,978,460

TOTAL LIABILITIES	1,114,251	4,155,493

Share capital (1,000,000 shares 0.08 par value, authorized, issued and outstanding)	80,019	80,019
Additional paid-in capital	1,466,052	-
Foreign currency translation reserve	53,464	141,617
Deficit accumulated during the development stage	(1,571,007)	(2,594,964)

Total shareholders' equity / (deficit)	28,528	(2,373,328)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY / (DEFICIT)	1,142,779	1,782,165

DWM PETROLEUM AG
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

		DWM PETROLEUM AG
	(A DEVELOPMENT STAGE COMPANY)
	CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED CASH FLOW STATEMENT
			Period from
	for the year	for the year	05.25.2004
	ended	ended	(inception) to
	12.31.2006	12.31.2005	12.31.2006
	USD	USD	USD
OPERATING ACTIVITIES
Net income / (loss) for the year / period	1,023,957	(1,993,932)	(1,580,668)
To reconcile net income / (loss) to net cash used
in operating activities:
Gain from sale of investment	(3,126,967)	-	(3,126,967)
Equity in net income of associate	(201,960)	-	(201,960)
Depreciation	12,487	16,783	30,999
Exchange differences	8,844	12,452	22,890
Decrease / (increase) in receivables	86,833	(32,296)	(48,682)
Increase in accounts payables	7,247	40,865	70,918
Increase in accrued expenses	54,302	105,711	167,664
Net cash used in operating activities	(2,135,257)	(1,850,417)	(4,665,806)
INVESTING ACTIVITIES
Purchase of tangible fixed assets and computer software	(1,100)	(77,190)	(114,323)
Sale of tangible fixed assets and computer software	79,326	-	79,326
Proceeds from sale of investment	4,000,000	-	4,000,000
Acquisition of investment in associate	(67,747)	-	(67,747)
Cash flow from investing activities	4,010,479	(77,190)	3,897,256
FINANCING ACTIVITIES
Contribution share capital founders	-	-	80,019
Shareholder loan repaid	(2,975,912)	-	(2,975,912)
Shareholder loan raised	915,446	3,101,053	4,653,720
Related company loan raised / (repaid)	(240,187)	5,579	-
Increase / (decrease) in bank overdraft	19,003	-	19,003
Cash flow from financing activities	(2,281,650)	3,106,632	1,776,830
Net change in cash and cash equivalents	(406,428)	1,179,025	1,008,280
Cash and cash equivalents at the beginning of the period	1,551,938	160,546	-
Currency translation effect on cash and cash equivalents	(55,412)	212,367	81,818
Cash and cash equivalents at the end of the period	1,090,098	1,551,938	1,090,098
Supplemental schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	1,466,052	-	-
Deferred consideration for interest in CJSC South Petroleum Co.	193,003	-	-

DWM PETROLEUM AG
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

SHAREHOLDERS' EQUITY / (DEFICIT)	Number of Shares	Share Capital	Additional paid-in capital	Deficit accumulated during the development stage	Other Comprehensive Income (Loss)	Total shareholders' equity / (deficit)	Comprehensive Income (Loss)

Balance May 25, 2004	-	-	-	-	-	-
Contribution share capital from founders	1,000,000	80,019	-	-	-	80,019
Currency translation adjustment	-	-	-	-	(77,082)	(77,082)	(77,082)
Net loss for the period	-	-	-	(601,032)		(601,032)	(601,032)
Balance December 31, 2004	1,000,000	80,019	-	(601,032)	(77,082)	(598,095)	(678,114)

Balance January 1, 2005	1,000,000	80,019	-	(601,032)	(77,082)	(598,095)
Currency translation adjustment	-	-	-		218,699	218,699	218,699
Net loss for the year	-	-	-	(1,993,932)	-	(1,993,932)	(1,993,932)
Balance December 31, 2005	1,000,000	80,019	-	(2,594,964)	141,617	(2,373,328)	(1,775,233)

Balance January 1, 2006	1,000,000	80,019	-	(2,594,964)	141,617	(2,373,328)
Forgiveness of debt by major shareholder	-	-	1,466,052	-	-	1,466,052
Currency translation adjustment	-	-	-	-	(88,153)	(88,153)	(88,153)
Net income for the year	-	-	-	1,023,957	-	1,023,957	1,023,957
Balance December 31, 2006	1,000,000	80,019	1,466,052	(1,571,007)	53,464	28,528	935,804

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

1.    CORPORATE INFORMATION

The consolidated financial statements of DWM Petroleum AG (the “Company”) and its subsidiaries (“the Group”) for the year ended December 31, 2006 were authorized for issue in accordance with a resolution of the directors on April 13, 2007. The Company considers itself as a development stage company since it has not realized any revenues from its planned operations. Accordingly, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the profit / (deficit) accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

DWM Petroleum AG, is a limited company incorporated and domiciled in Baar, Switzerland. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (subsidiaries in Kyrgyz Republic and Republic of Tajikistan).

Operating environment
(Kyrgyz Republic & Republic of Tajikistan)
In recent years the Kyrgyz Republic and the Republic of Tajiki-stan have undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic and the Republic of Tajikistan do not possess a well-developed business and regulatory infrastructure that would generally exist in more developed market economies. As a result, operations carried out in the Kyrgyz Republic and the Republic of Tajiki-stan involve significant risks that are not typically associated with those in developed markets. The accompanying financial statements of the Group do not include any adjustments that may result from the future clarification of these uncertainties. Such adjustments, if any, will be reported in the financial statements of the Group when they become known and estimable.

DWM has an agreement in principle with the Albanian Government to acquire two production sharing agreements in Albania covering approximately 3,000 km2.

2.    GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has no operating income and therefore will remain dependent upon continued funding from its shareholders or other sources.

In 2007 the Group entered into a transaction with Manas Petroleum Corporation (formerly Express Systems Corporation) (“Manas”) where the Group exchanged 100% of its share capital for 80 million shares of Manas. In addition, USD 10.3 million was raised separately through the sale of Units. These funds will be utilized to finance the first phase of the proposed work program in Albania amounting to a minimum outlay of USD 6.1 million, which has to be secured through a Bank Guarantee or a similar instrument. This leaves the Group with cash on hand, after deducting all expenses of the transaction estimated to be at USD 1.1 million, of about USD 3.1 million. The Group’s monthly burn rate is expected to be at around USD 450,000.

After deducting the estimated start-up costs of USD 400,000 for Albania, the Group’s working capital will last for approximately 6 months.
In order to continue to fund operations after the next six months and implement the growth strategy through the further acquisition of new licenses in particular in Central Asia and the Balkan Region as well as to finance continuing operations, the Group will require further funds. These funds will be raised through additional equity financing.

3.    ACCOUNTING POLICIES

The Company’s Consolidated Financial Statements are prepared in accordance with the generally accepted accounting principles in the United States of America (US GAAP). The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Scope of consolidation
The consolidated financial statements include DWM Petroleum AG and all companies in Switzerland and abroad which DWM Petroleum AG directly or indirectly controls (over 50% of voting interest). The companies included in the consolidation are listed in Note 7.

Investments in which the Company exercises significant influence, but not control (generally 20 to 50 percent ownership) are accounted for using the equity method. The Group’s share of earnings or losses are included in consolidated net income and the Group’s share of the net assets is included in long-term assets.

Principles of consolidation
The annual closing date of the individual financial statements is December 31, with all cost and income items being reported in the period to which they relate. Intercompany income and expenses, including unrealized gross profits from internal Group transactions and intercompany receivables, payables and loans, have been eliminated. Companies acquired or divested in the course of the year are included in the consolidated financial statements as of the date of purchase respectively up to the date of sale.

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Minor-ity interests consist of the amount of these interests at the date of the original business combination and the minority’s interest in equity since the date of acquisition. Losses applicable to the minority interest in excess of the minority’s interest in the sub-sidiary’s equity are allocated against the interests of the Group except to the extent that the minority has a binding obligation and is able to make an additional investment to cover the losses.

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

Foreign currency translation
The consolidated financial statements of the Group are presented in US dollars (USD). The parent Company’s functional currency is the Swiss franc (CHF).

Generally, the local currency (KGS and TJS) is used as the functional currency. Transactions are recorded using the exchange rate at the time of the transaction. All resulting foreign exchange transaction gains and losses are recognized in the Group’s income statement.

Income, expenses and cash flows of the consolidated entities have been translated into US dollars (USD) using an average exchange rate of the year. Assets and liabilities are translated using the year end exchange rates. Translation differences are recorded arising from movements in the exchange rates used to translate equity, retained earnings and other equity components and net income for the year are allocated directly to the cumulative translation differences.

Average Rates	2006	2005	2004
	CHF	CHF	CHF
USD	1.2536	1.2458	1.2419

Balance Sheet year-end rates	2006	2005	2004
	CHF	CHF	CHF
USD	1.2198	1.3179	1.1371

Cash and cash equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less (petty cash, bank balances and fiduciary deposits).

Receivables
This position includes receivables from third parties, value added taxes, withholding taxes, loans to employees, prepaid expenses for goods and services not yet received as well as income from the current year that will not be received until the following year. The carrying amount of these assets approximates their fair value.

Tangible fixed assets, computer software and depreciation
Tangible fixed assets (office equipment, vehicles, furniture and leasehold improvements) and computer software are recorded at cost and are depreciated on a straight-line basis over the following estimated useful lives:

Office equipment	4 years
Vehicles	5 years
Furniture	5 years
Leasehold improvements	5 years
Computer software	2 years

Tangible fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The carrying value of a long-lived asset or asset group is considered to be impaired when the undiscounted expected cash flows from the asset or asset group are less than its carrying amount. In that event, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined based on quoted market prices, where available , or is estimated as the present value of the expected future cash flows from the asset or asset group discounted at a rate commensurate with the risk involved.

Leased assets
Assets acquired under capital leases are capitalised and depreciated in accordance with the Group’s policy on property, plant and equipment unless the lease term is shorter.

Rentals payable under operating leases are charged to the income statement on a straight line basis.

Current liabilities
Current liabilities include current or renewable liabilities due within a maximum period of one year. Current liabilities are carried at their nominal value, which approximates fair market value.

Non-current liabilities
Non-current liabilities include all known liabilities as per year end, which can reliably be quantified with a due date of at least one year after the date of the balance sheet. Non-current liabilities are initially recorded at fair value and are subsequently carried at amortized cost.

Taxes
Taxes on income are accrued in the same period as the revenues and expenses to which they relate. Where no distribution of profits is planned, withholding taxes and other taxes on possible subsequent distributions are not taken into account, as the profits are generally reinvested.

Deferred taxes are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the balance sheet of the Group companies prepared for consolidation purposes, with the exception of temporary differences arising on investments in foreign subsidiaries where the Group has plans to permanently reinvest profits into the foreign subsidiaries.

Deferred tax assets on tax loss carry-forwards are only recognized to the extent that it is probable that future profits will be available and the tax loss carry-forward can be utilized.

Changes to tax laws or tax rates enacted at the balance sheet date are taken into account in the determination of the applicable tax rate provided that they are likely to be applicable in the period when the deferred tax assets or tax liabilities are realized.

The Group is required to pay income taxes in a number of countries. Significant judgment is required in determining income tax provisions and in evaluating tax positions. The Group measures the level of tax provisions for adjustments to tax assessments and/or expected tax audits on the basis of estimates of whether and in what amount additional taxes will fall due.

Revenue Recognition
Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The Group’s revenue consists of consulting fees from contracts with fees based on time and materials and are recognized as the services are performed and amounts are earned. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured.

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

Exploration and evaluation costs
For exploration and evaluation costs the successful efforts method is applied. All current costs represent geological and geophysical exploration costs and have therefore been charged to the income statement as incurred.

Related parties
Parties are considered to be related if one party directly or indirectly controls, is controlled by, or is under common control with the other party, if it has an interest in the other party that gives it significant influence over the party, if it has joint control over the party, or if it is an associate or a joint venture. Senior management of the company or close family members are also deemed to be related parties.

4.    NEW ACCOUNTING STANDARDS NOT YET ADOPTED

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48) In July 2006, the FASB issued FIN 48, which will be effective for the Company’s on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that its position is “more likely than not” (i.e., a greater than 50 percent likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The new interpretation is intended to provide better financial statement comparability among companies.

Management is in the process of analyzing the Company’s tax position for purposes of implementing FIN 48.

FASB Statement No. 157, Fair Value Measurements (FAS157) In September 2006, the FASB issued FAS 157, which will become effective for the company on January 1, 2008. This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The Statement does not require any new fair value measurements but would apply to assets and liabilities that are required to be recorded at fair value under other accounting standards. The impact, if any, to the company from the adoption of FAS 157 in 2008 will depend on the company’s assets and liabilities at that time that are required to be measured at fair value.

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006
5.    CASH AND CASH EQUIVALENTS

	USD (held in CHF)	USD (held in USD)	USD (held in EUR)	USD (held in other currencies)	USD TOTAL 2006	USD TOTAL 2005
Cash on hand	-	-	-	-	-	5,756
Bank and postal accounts	-	886,100	196,172	7,826	1,090,098	1,546,182
Cash and Cash Equivalents	-	886,100	196,172	7,826	1,090,098	1,551,938

Cash and cash equivalents are available at Group’s own disposal and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with highly credit rated financial institutions. The carrying amount of these assets approximates their fair value.

6.    TANGIBLE FIXED ASSETS

2005	Office Equipment & Furniture	Vehicles	Leasehold Improvements	Total
	USD	USD	USD	USD
Cost at January 1	25,988	7,531	6,223	39,742
Additions	16,707	53,893	-	70,600
Cost at December 31	42,695	61,424	6,223	110,341

Accumulated depreciation at January 1	(1,620)	-	(103)	(1,723)
Depreciation	(4,744)	(8,208)	(1,237)	(14,189)
Accumulated depreciation at December 31	(6,364)	(8,208)	(1,340)	(15,912)

Net book value at December 31	36,331	53,216	4,883	94,429

2006	Office Equipment & Furniture	Vehicles	Leasehold Improvements	Total
	USD	USD	USD	USD
Cost at January 1	42,695	61,424	6,223	110,341
Additions	1,107	-	-	1,107
Disposals	(38,366)	(61,424)	(6,223)	(106,012)
Cost at December 31	5,436	-	-	5,436

Accumulated depreciation at January 1	(6,364)	(8,208)	(1,340)	(15,912)
Depreciation	(4,298)	(8,208)		(12,506)
Disposals	9,224	16,416	1,340	26,980
Accumulated depreciation at December 31	(1,438)	-	-	(1,438)

Net book value at December 31	3,998	-	-	3,998

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006
7.    RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of DWM Petroleum AG, Baar and the entities listed in the following table:

		Equity share	Equity share
	Country	31 Dec 2006	31 Dec 2005
CJSC South Petroleum Company, Jalalabat 1)	Kyrgyz Republic	25%	90%
CJSC Somon Oil Company, Dushanbe 2)	Rep of Tajikistan	90%	90%

1) CJSC South Petroleum Company was founded by DWM Petroleum AG
2) CJSC Somon Oil Company was founded by DWM Petroleum AG

The ultimate owner of the Group is the management of the Group (59%). Ownership and voting right percentages in the subsidiaries stated above are identical to the equity share.

On October 4, 2006 a contract was signed with Santos International Holdings PTY Ltd. to sell a 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of $4,000,000, a two phase work program totalling $53,500,000 (Phase 1: $11,500,000, Phase 2: $42,000,000), additional working capital outlays of $1,000,000 per annum and an earn-out of $1,000,000 to be settled in shares of Santos International Holdings PTY Ltd if Santos elects to enter into Phase 2 of the work program. If Santos does not exercise the option to enter into Phase 2, the 70% interest is returned to DWM at no cost.

In the event Santos spends in excess of $43,000,000 on the appraisal wells, the Company would be obligated to pay 30% of the excess expenditure.

The transaction with Santos was completed November 13, 2006. The Consolidated Financial Statements of the Group include the operational results of CJSC South Petroleum Company, Jalalabat until November 13; for the balance of the year, the investment in this company qualified as an associate and was accounted for applying the equity method.

At the date of disposal CJSC South Petroleum Company had net liabilities of $718,530, which corresponded to the Company’s basis in the subsidiary and has been recorded as the initial basis for the equity method accounting. This has been reduced by the amount paid for the subsequent purchase of an additional 5% of CJSC South Petroleum Company (see below) and the Company’s share of earnings since November 13, 2006.

CJSC South Petroleum Company summarized financial information:
The following summarized financial information (in USD thousand) as of December 31, 2006 and for the period from November 13, 2006 to December 31, 2006 is presented for CJSC South Petroleum Company which is a significant equity method investee that is not consolidated:

Current assets	90
Non-current assets	62
Current liabilities	38
Non-current liabilities	35
Gross revenues	0
Gross profit	0
Income from continuing operations	808
Net income	808

On December 7, 2006 the Company entered into a Farm-In Agreement with Kyrgyz NefteGaz to purchase 50% of their 10% interest in CJSC South Petroleum Company for KGS 10,005,000 (USD 241,375). At title transfer, the Company paid KGS 2,005,000 (USD 48,372) and within 1 year after the transaction date the balance of KGS 8,000,000 (USD 193,003) is due. According to the Farm-In Agreement DWM must carry the exploration costs of Kyrgyz NefteGaz if a discovery is made and is commercially viable.

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006
The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial year:

Board of directors	2006	2005
	USD	USD
Payments to a director for office rent	95,721	96,326
Payments to related companies controlled by directors for rendered consulting services	408,740	341,925
Loan from a director (thereof subordinated in 2005 CHF 3,000,000)	409,920	3,738,274
Loan from a related company controlled by a director	-	240,187

The loans granted from related parties are perpetual loans with indefinite maturity and bear interest based on market conditions. Consulting services by related parties are performed for a fee.

The Company continues to outsource contract employment as needed. Currently there is a consulting contract with Talas Gold, controlled by the CEO, Dr. Alex Becker, concerning geological data processing. The costs amount to approximately $ 245,000 on an annual basis.

8.    MATURITY OF TAX-DEDUCTIBLE LOSS CARRY FORWARD

	2006	2005
	USD	USD
2011	-	606,545
2012	-	1,387,387
Total tax-deductible loss carry forward	-	1,993,932

All the tax loss carry forwards have been fully utilized in 2006.

9.    TAXES

	Year ended 12.31.2006	Year ended 12.31.2005
	USD	USD
Current tax	718	65

Tax expense for the year	718	65

Domestic income tax is calculated at 16.2 per cent of the estimated assessable profit for the year. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

The total change for the year can be reconciled to the accounting profit as follows:

	Year ended 12.31.2006	Year ended 12.31.2005
	USD	USD

Income / (loss) before tax	1,742,487	(1,993,867)

Tax at the domestic income tax rate (16.2%)	282,283	-
Effect of utlization of tax loss carry forward	(282,283)	-
Other tax effects	718	65

Effective tax expenses for the year	718	65

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

10.    ISSUED CAPITAL AND RESERVES

Shares DWM Petroleum AG	31 Dec 2006	31 Dec 2005
Total number of authorised shares	1,000,000	1,000,000
Total number of fully paid-in shares	1,000,000	1,000,000
Par value per share (in USD)	0.08	0.08
Total share capital (in USD)	80,019	80,019

All shares are registered shares. There are no different share categories. The shares are not quoted on a stock exchange and were issued in 2004 for cash consideration.

11.    COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic & Republic of Tajikistan)

In the ordinary course of business, the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan. At December 31, 2006 there have been no legal actions threatened or actual against the associate 7 subsidiaries in the Kyrgyz Republic & Republic of Tajikistan.

Management believes that the associate / subsidiaries in the Kyrgyz Republic & Republic of Tajikistan are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

License agreements held by CJSC South Petroleum Company (Kyrgyz Republic)

According to License Agreement dated July 9, 2004 to the License OG-153-04 (Tuzluk) concerning geological exploration of the Resource in the Naushkent area, the Subsidiary must invest 500,000 Kyrgyz soms (12,106 US Dollars) and 700,000 Kyrgyz soms (16,950 US Dollars) in the year 2005 and 2006 respectively.

According to License Agreement dated July 9, 2004 to the License OG-154-04 (West Soh) concerning geological exploration of the Resource in the Nanai area, the Subsidiary must invest 800,000 Kyrgyz soms (19,370 US Dollars) and 1,200,000 Kyrgyz soms (29,055 US Dollars) in the year 2005 and 2006 respectively.

According to License Agreement dated August 23, 2005 to the License OG-213 (Soh) concerning geological exploration of the Resource in the Arkyt area, in the year 2006 and 2007 respectively the Subsidiary must invest 6,638,000 Kyrgyz soms (160,722 US Dollars).

According to the new updated Licenses the minimum investments are as follows:

For 2006 and 2005 the investments have been made in compliance with the above stated license agreements.

The Group has entered into operating leases as lessee for a car for a related party. Expenses for this item totalled USD 9,207 in 2006 (USD 31,724 for 2005). Future net lease payments are:

DWM GROUP
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the two years ended December 31, 2006

For 2006 and 2005 the investments have been made in compliance with the above stated license agreements.

The Group has entered into operating leases as lessee for a car for a related party. Expenses for this item totalled USD 9,207 in 2006 (USD 31,724 for 2005). Future net lease payments are:

	2006	2005
	USD	USD
Within 1 year	9,948	9,207
Between 2 and 5 years	4,972	13,809
After 5 years	-	-
Total future commitments	14,920	23,016

12.    PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

	2006	2005
	USD	USD
Wages and salaries	142,902	125,033
Social security contributions	19,038	22,193
Pension fund contribution	4,076	397
Other personnel expenses	799	-
Total Personnel Costs	166,815	147,623

Due to their age the two employees have not been subject to the legally required plan for the full reporting period. As of December 31, 2006 the pension fund contribution as well as the Company’s liabilities are immaterial.

13.    EARNINGS PER SHARE

Earnings per share is calculated as Net income / (loss) for the year ended on December 31, 2006 and 2005 divided by 1,000,000 outstanding shares.

14.    SUBSEQUENT EVENT

Refer to Note 2 regarding financing transactions that occurred after year end.

(b) Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information of Manas Petroleum Corporation (“Manas Petroleum”), formerly Express Systems Corporation, for the twelve months ended December 31, 2006 has been prepared to reflect the following transactions:

1.	the acquisition of DWM Petroleum AG (“DWM”) pursuant to a definitive share exchange agreement dated November 24, 2006 which closed April 10, 2007; and

2.	the sale through a private placement of 10,330,152 Units at $1 per unit

The unaudited pro forma statement of operations for the twelve months ended December 31, 2006 have been prepared to reflect those transactions as if they had taken place on January 1, 2006. The pro forma balance sheet reflects the same transactions as if they had taken place on December 31, 2006.

The acquisition of DWM will be accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Manas Petroleum will be treated as the continuing legal registrant for regulatory purposes and DWM will be treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM will remain at historic cost. Under U.S. GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is the equivalent to the issuance of stock by DWM for the net monetary assets of Manas Petroleum , accompanied by a recapitalization. The accounting is identical to a reverse acquisitions, except that no goodwill or other tangibles are recorded.

We derived this information from the unaudited financial statements of Manas Petroleum as of December 31, 2006 and the audited financial statements of DWM as of December 31, 2006. This information should be read together with the Manas Petroleum financial statements and related notes incorporated by reference in this Form 8-K and the DWM financial statements included elsewhere in this Form 8-K. The number of shares outstanding reflects the 2:1 stock split on December 6, 2006.

The unaudited pro forma condensed consolidated statement of operations does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or results of operations for any future date or period. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The following information, each of which is included elsewhere in this Form 8-K, should be read in conjunction with the pro forma condensed consolidated information;

•	Accompanying notes to the unaudited pro forma condensed consolidated information;

•	Historical consolidated financial statements of Manas Petroleum for the periods described in the section entitled “Information Incorporated by Reference” and available as described therein;

•	Historical financial statements of DWM for the year ended December 31, 2006 included in this information statement.

Since Manas’ year end is March 31, the December 31, 2006 financial information was derived from its quarterly results for the twelve months ended December 31, 2006.

PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
CONSOLIDATED BALANCE SHEET

	December 31, 2006
	DWM	Manas		Pro forma Adjustments	Pro forma
	US GAAP
	US $
CURRENT ASSETS

Cash and cash equivalents	$1,090,098	$21,234	(a)	10,330,152	$11,441,484
Prepaid expenses		9,412			9,412
Other receivables	48,683	1,400			50,083

Total current assets	1,138,781	32,046			11,500,979

NON-CURRENT ASSETS

Tangible fixed assets and software	3,998	623			4,621

Total non-current assets	3,998	623			4,621

Total assets	$1,142,779	$32,669			$11,505,600

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$257,585	$77,147	(c)	150,000	$484,732
Deferred consideration for interest in CISC South Petroleum Co.	193,003	-			193,003
Other current liabilities	-	27,442			27,442

Total current liabilities	450,588	104,589			705,177

NON-CURRENT LIABILITIES

Liability in respect of investment in associate	253,743				253,743
Loan owed to major shareholder	409,920				409,920

Total non-current liabilities	663,663				663,663

Total Liabilities	1,114,251	104,589			1,368,840

SHAREHOLDERS' EQUITY/DEFICIT

Common stock	80,019	20,110	(a)	10,000	111,240
			(d)	(80,019)
			(e)	81,130

Additional paid in capital	1,466,052	618,816	(a)	10,320,152	11,543,063
			(b)	(710,846)
			(c)	(150,000)
			(d)	80,019
			(e)	(81,130)

Cumulative translation adjustment	53,464				53,464

Deficit accumulated during development stage	(1,571,007)	(710,846)	(b)	710,846	(1,571,007)

Total shareholders' equity/(deficit)	28,528	(71,920)			10,136,760

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/DEFICIT	$1,142,779	$32,669			$11,505,600

PROFORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
CONSOLIDATED STATEMENT OF OPERATIONS

	December 31, 2006
	DWM	Manas	Pro forma Adjustments	Pro forma
	US GAAP
	US $

REVENUE	$-	$32,795		$32,795

EXPENSES
Selling, general and administrative expenses	2,309,710	407,863		2,717,573
Other general expenses	-

Total Operating Expenses	2,309,710	407,863		2,717,573

NON-OPERATING INCOME/(EXPENSES)
Gain from sale of investment	3,126,967			3,126,967
Interest income	25,222	1,400		26,622
Interest expense	(10,920)			(10,920)
Exchange adjustment	(8,844)			(8,844)

Income/(Loss) before income taxes	822,715	(373,668)		449,047

Income taxes	(718)			(718)
Equity in net income of associate	201,960			201,960

NET INCOME/(LOSS)	$1,023,957	$(373,668)		$650,289

Earnings per share, basic and diluted	-	$(0.03)		-

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

On November 23, 2006, we entered into a definitive stock exchange agreement (“Agreement”) pursuant to which we agreed to acquire all of the outstanding share capital of DWM. The transaction closed on April 10, 2007.

Pursuant to the Agreement, we agreed to issue an aggregate of 80,000,000 shares of our common stock in exchange for up to 100% of DWM’s share capital

The transaction will be accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Manas Petroleum Corporation will be treated as the continuing legal registrant for regulatory purposes and DWM will be treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM will remain at historic cost. Under U.S. GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is the equivalent to the issuance of stock by DWM for the net monetary assets of Manas Petroleum Corporation, accompanied by a recapitalization. The account is identical to a reverse acquisition except that no goodwill or other intangibles are recorded.

At the closing of the acquisition, Manas Petroleum Corporation anticipates that it will sell its wholly owned subsidiary, Masterlist, Inc., to its sole employee for a cash payment yet to be finalized and give annual payments equal to 5% of the gross sales of Masterlist, Inc. over the subsequent five years.  The pro forma financial information was prepared on the assumption that Masterlist is not sold.

2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amortization expense related to the estimated amortizable intangible assets, of which we have none.

There are no intercompany balances or transactions between our company and DWM. Certain reclassifications have been made to conform the historical amounts of DWM to Manas Petroleum Corporation's presentation.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for liabilities resulting from integration planning, as our management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance or relocation costs related to the employees of DWM, costs of vacating certain leased facilities of DWM, or other costs associated with exiting activities of DWM that would affect amounts in the pro forma financial statements. In addition, we may incur significant restructuring charges upon completion of the acquisition or in subsequent quarters for severance or relocation costs related to our employees and other costs associated with exiting activities of our company. When recorded, these costs will be charged to operations.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial information are as follows:

(a)	Adjustment to reflect the private placement;

(b)	Adjustment to eliminate retained earnings of Manas Petroleum Corporation;

(c)	Adjustment to record liability for the estimated transaction costs;

(d)	Adjust to eliminate DWM Common stock;

(e)	Adjustment to reflect 111,240,552 shares outstanding.

(a)	Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation)
4.1	Form of Warrant A to Purchase Manas Petroleum Corporation Common Stock
4.2	Form of Warrant B to Purchase Manas Petroleum Corporation Common Stock
10.1	Share Exchange Agreement, dated November 23, 2007
10.2	Form of Securities Purchase Agreement
10.3	Form of Escrow Agreement
10.4	Form of Subscription Agreement
10.5	Alexander Becker employment agreement, dated April 1, 2007
10.6	Heinz Scholz employment agreement, dated April 1, 2007
10.7	Peter-Mark Vogel employment agreement, dated April 1, 2007
10.8	Yarslav Bandurak employment agreement, dated April 1, 2007
10.9	2007 Omnibus Stock Option Plan
10.10	Farm-In Agreement, dated April 10, 2006
10.11	Talas Gold Consulting Agreement, dated February 20, 2007
10.12	Form of Lock-Up Agreement for Affiliates
10.13	Form of Lock-Up Agreement for Minority Shareholders
17.1	Randle Barrington-Foote letter of resignation, dated April 10, 2007
17.2	Richard Brown letter of resignation, dated April 10, 2007
17.3	Steven A. Sanders letter of resignation, dated April 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:	/s/ Alexander Becker
Alexander Becker
President and Chief Executive Officer Date: April 16, 2007